EXECUTION VERSION
AMENDMENT NO. 1
Dated as of February 27, 2024
to
CREDIT AGREEMENT
Dated as of August 1, 2022
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of February 27, 2024 by and among MISTRAS GROUP, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’) under that certain Credit Agreement, dated as of August 1, 2022, by and among the Borrower, the financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Subject to satisfaction of the conditions set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended to add or amend and restate, as applicable, the following definitions in their appropriate alphabetical order therein:
“Amendment No. 1 Effective Date” means February 27, 2024.
“EBITDA” means, with reference to any period, (a) Consolidated Net Income minus (b) income (or plus loss) from discontinued operations minus (c) unusual and non-recurring gains (or plus unusual and non-recurring losses), plus (d) income tax expenses, plus (e) interest expense, plus (f) depreciation, depletion, and amortization (including non-cash loss on retirement of assets), plus (g) stock compensation expense, minus (h) [reserved], plus (i) Add Back Amounts, if applicable, in an amount not to exceed $40,000,000, plus (j) amounts expended by the Borrower in connection with the closing of the credit facilities described in this Agreement, and adjusted for certain historical expenses, accounting adjustments, and other non-cash charges, plus (k) non-cash expenses which do not (in the current or any future period) represent a cash item (excluding any non-cash gains which increase net income), plus (l) non-recurring cash charges in an aggregate amount not to exceed (A) $15,000,000 for any period of four consecutive fiscal quarters ending December 31, 2023 through and including December 31, 2024 and (B) $10,000,000 for any other period of four consecutive fiscal quarters immediately preceding any date of determination other than as specified in the immediately preceding subclause (A), in each case in respect of the following: (i) severance payments; (ii) general asset write-offs recorded during said period; (iii) lease termination payments; (iv) litigation settlement payments; and (v) multi-employer pension plan withdrawal liabilities; provided that (x) that each of the foregoing subtractions shall be made without duplication and to the extent included in Consolidated Net Income and (y) each of the foregoing additions shall be made without duplication and to the extent deducted from revenues in determining Consolidated Net Income.

(b)Subclause (ii) in the last paragraph of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii)    adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); provided, that notwithstanding the foregoing (but subject to the preceding clause (i)), Category 6 (which is the Category in effect on the Amendment No. 1 Effective Date) shall continue to be applicable from the date that is three (3) Business Days after the Administrative Agent has received the applicable Financials for the Borrower’s fiscal year ended December 31, 2023 until three (3) Business Days after the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending March 31, 2024; and
(c)Section 5.12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Minimum Consolidated Fixed Charge Coverage Ratio. The Borrower shall maintain, on a Consolidated basis, as of the end of each of the Borrower’s fiscal quarters commencing with the fiscal quarter ended December 31, 2023, a Fixed Charge Coverage Ratio of not less than (x) with respect to the fiscal quarters ended December 31, 2023 and ending March 31, 2024, not less than 1.10 to 1, and (y) with respect to the fiscal quarters ending June 30, 2024 and thereafter, 1.25 to 1.
2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)The Administrative Agent shall have received (i) from the Borrower, the Required Lenders and the Administrative Agent a duly executed counterpart of this Amendment signed on behalf of such party and (ii) from each Subsidiary Guarantor a duly executed counterpart of the Consent and Reaffirmation attached hereto.
(b)The Administrative Agent shall have received for the ratable account of each Lender who has provided a signature page to this Amendment by 11:00 a.m. New York time on February 27, 2024 (each, a “Consenting Lender”), a consent fee (the “Consent Fee”) payable to each such Consenting Lender in an amount equal to 0.025% of the sum of each such Consenting Lender’s Revolving Commitment plus its outstanding Term Loans under the Credit Agreement on the date hereof.
(c)The Administrative Agent shall have received payment and/or reimbursement of all of the fees and expenses (including, without limitation, reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) due or payable to the Administrative Agent or its affiliates in connection with this Amendment.
3.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects).
4.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified herein.
(b)The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, and the Obligations shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is not intended to and does not constitute a novation of the Borrower’s or any other Loan Party’s obligations under the Loan Documents. The Borrower (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Borrower arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement, the Security Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms (x) all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents and (y) all filings made with any Governmental Authority in connection with such Liens.
(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)This Amendment is a Loan Document.
5.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Section 9.06 of the Credit Agreement shall apply to this Amendment mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MISTRAS GROUP, INC.,
as the Borrower

By:____________________________________
Name:
Title: